Exhibit 10.1
EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is dated as of August 1, 2012, by and between Alamo Energy Corp., a Nevada Corporation (the “Company”), and _______________ (the “Holder”).

RECITALS

A.           The Holder is the owner of (i) an Original Issue Discount 5% Convertible Debenture dated July 29, 2011, of which $_____________ in aggregate principal amount and $______________ in aggregate accrued and unpaid interest are currently outstanding (the “Debenture”), (ii) a Series A Common Stock Purchase Warrant to purchase ____________ shares of Common Stock (as defined below) (the “Series A Warrant”), (iii) a Series B Common Stock Purchase Warrant to purchase ______________ shares of Common Stock (the “Series B Warrant”) and (iv) a Series C Common Stock Purchase Warrant to purchase ______________ shares of Common Stock (the “Series C Warrant” and together with the Series A Warrant and the Series B Warrant, collectively, the “Warrants”). “Securities” means, collectively, the Debenture and the Warrants.

B.           The Company desires that the Holder exchange its Securities on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Exchange. Simultaneously with the execution and delivery of this Agreement, the Holder shall exchange its Securities with the Company for, and in exchange therefor the Company shall issue to the Holder, ______________unlegended and freely tradable shares of Common Stock (such ______________shares of Common Stock issued to the Holder pursuant to this Agreement are referred to herein as the “Shares”). It is expressly understood and agreed that the exchange of the Securities for the Shares to be issued by the Company simultaneously therewith is being undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).  None of the Shares shall bear any restrictive or other legends, and the Company shall not issue, and the Company shall prohibit all other Persons (as defined below) from issuing, any stop-transfer order, instruction or other restriction with respect to any of the Shares. “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(a) Delivery of Securities. The Holder shall, within three (3) Business Days (as defined in the Debenture) after the date hereof, deliver the Securities to the address specified by the Company.

(b) Delivery of Shares. On the date hereof, the Company shall credit the number of Shares to the balance account specified in writing by the Holder with The Depository Trust Company through its Deposit/Withdrawal at Custodian system. It is expressly understood and agreed that the Securities shall be cancelled by the Company following the Company’s delivery of the Shares to the Holder in accordance with this Section 1(b).

2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated by this Agreement or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares), have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its board of directors or any of its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The issuance of the Shares is duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. The offer and issuance of the Shares is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof. As a result of the foregoing, the Shares are freely tradable by the Holder.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the articles of incorporation of the Company (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company, any capital stock of the Company or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQB) applicable to the Company or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clause (ii) above, for violations that could not reasonably be expected to have a Material Adverse Effect.

(e) The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the execution of this Agreement have been obtained or effected prior to the execution of this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof

(f) During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) on a timely basis or the Company received a valid extension of time to so file the applicable SEC Documents and the Company filed such SEC Documents prior to the expiration of the applicable extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(g) Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate). Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(h) The authorized capital stock of the Company consists of 3,000,000,000 shares of Common Stock, of which 59,956,826 are issued and outstanding and 32,467,812 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock. No shares of Common Stock are held in treasury. All of such outstanding shares of Common Stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

(i) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its articles of incorporation, bylaws or other organizational document or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement (including, without limitation, the Company’s issuance of the Shares and the Holder’s ownership of the Shares).

(j) There are no solicitation fees, brokerage commissions, finder’s fees or other similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Company or any action taken by Company.

(k) No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or (ii) could have a Material Adverse Effect.

(l) The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Holder’s Representations and Warranties. Holder represents and warrants to the Company that:

(a) Ownership of Securities. The Holder owns the Securities and all rights thereunder free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description (except for liens, encumbrances, pledges, options and other rights and restrictions imposed by applicable securities laws, the terms of the Debenture, the terms of the Warrants and the terms of the other Transaction Documents (as defined in the Purchase Agreement (as defined in the Debenture))). Other than as contemplated by this Agreement, the Holder has not transferred or otherwise conveyed any interest in any of the Securities.

(b) Authorization, Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been duly executed by the Holder and constitutes the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d) Non-Affiliate. Immediately prior to and immediately after execution of this Agreement, the Holder is not, and has not been for the three months prior to the date of this Agreement, an “affiliate” (as defined in Rule 144 (as defined below)) of the Company.

(e) Former Shell. Holder acknowledges that the Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144 promulgated by the SEC under the 1933 Act (“Rule 144”) and is subject to the provisions of Rule 144(i). Holder is familiar with and understands Rule 144 (including, without limitation, the provisions of Rule 144(i)) as presently in effect; provided, however, by making the representations in this Section 3(e), (x) Holder does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and (y) reserves, and has, the right to dispose of the Shares at any time in accordance with, or pursuant to an exemption under, the 1933 Act (including, without limitation, Section 4(a)(1) thereof).

4. Holding Period. For the purposes of Rule 144, the Company acknowledges and agrees that the holding period of the Securities (which commenced on July 29, 2011) may be tacked onto the holding period of the Shares, and the Company agrees not to take a position contrary thereto or inconsistent therewith. The Company shall take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Shares without restriction and not containing any restrictive or other legend without the need for any action by the Holder.

5. Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein; provided, however, nothing contained in this Agreement shall (or shall be deemed to), except as expressly set forth in the last sentence of Section 1(b) hereof, (i) have any effect on any agreements the Holder has entered into with, or any instruments the Holder has received from, the Company or any of its subsidiaries prior to the date hereof with respect to any prior transaction entered into by the Holder with the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its subsidiaries, or any rights of or benefits to the Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its subsidiaries and the Holder, or any instruments the Holder received from the Company and/or any of its subsidiaries prior to the date hereof, and, except as expressly set forth in the last sentence of Section 1(b) hereof, all such agreements and instruments shall continue in full force and effect. As a material inducement for the Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (ii) unless a provision of this Agreement is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8. Construction; Survival. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The representations, warranties, agreements and covenants shall survive the consummation of the transactions contemplated by this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the Holder (which may be granted or withheld in the sole discretion of the Holder). The Holder may assign some or all of its rights hereunder in connection with any assignment or transfer of any of the Shares without the consent of the Company, in which event such assignee or transferee (as the case may be) shall have the rights of the Holder that were so assigned. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11. Disclosure; Listing. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) business day after the date hereof file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) regarding the Company or any of its subsidiaries delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide the Holder with any material, non-public information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of the Holder. In the event of a breach of any of the foregoing covenants by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder), in addition to any other remedy provided herein, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its subsidiaries.

12. Listing; Blue Sky Laws. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed or designated for quotation (as the case may be). The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the OTCQB, The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. The Company shall timely make all filings and reports relating to the offer and issuance of the Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offer and issuance of the Shares.

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be delivered in accordance with Section 5.4 of the Purchase Agreement.

15. Expenses. In the event that any litigation shall arise between any of the parties hereto based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover attorneys’ fees, costs and expenses from the non-prevailing party. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the transactions contemplated by this Agreement.

16. Current Public Information.

(a) Current Public Information. Until the date on which the Holder shall have sold all of the Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b) Current Public Information Failure. If during the Reporting Period the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which the Holder is unable to sell all of the Shares without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to the Holder by reason of any such delay in, or reduction of, its ability to sell Shares (and not as a penalty) (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Holder (by wire transfer of immediately available funds to an account specified in writing by the Holder) an amount in cash equal to 1.5% of the outstanding aggregate principal amount of the Debenture on the date hereof immediately prior to execution of this Agreement on (i) the date of each Current Public Information Failure and (ii) every thirty (30) day anniversary of such Current Public Information Failure until the earlier of (1) the date such Current Public Information Failure is cured and (2) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which the Holder shall be entitled pursuant to this Section 16(b) are referred to herein as “Current Public Information Failure Payments.”  Following the initial Current Public Information Failure Payment for a particular failure (which shall be paid on the date of such failure as set forth above), without limiting the foregoing, if a failure giving rise to Current Public Information Failure Payments is cured prior to any thirty (30) day anniversary of such failure, then such Current Public Information Failure Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Current Public Information Failure Payments in a timely manner in accordance with the foregoing, such Current Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing contained herein shall limit the Holder’s right to pursue actual damages for the Current Public Information Failure, and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief (without the requirement to post a bond or other type of security).

(c) Application. It is expressly understood and agreed that Sections 16(a) and 16(b) hereof shall apply in lieu of Sections 4.3(a) and 4.3(b) of the Purchase Agreement.

17. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

18. Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

19. Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into (or provide, grant or enter into any waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, any holder of any of the other Debentures (as defined in the Debenture) (each an “Other Holder”) or any of their respective affiliates with or that results in any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Holder, then the Company shall immediately notify the Holder of, and contemporaneously with such notification publicly disclose, any such terms to the extent such terms constitute material, non-public information. The Company further represents and warrants that (i) except as set forth on Schedule I attached hereto, no consideration has been offered or paid to any Other Holder or any of their respective affiliates with respect to any of the matters addressed in this Agreement or otherwise, (ii) except as set forth on Schedule I attached hereto, no agreement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any of the matters addressed in this Agreement that contains any terms or conditions that are different in any respect from any of the terms or conditions contained in this Agreement, (iii) other than the Transaction Documents previously filed with the SEC and except as set forth on Schedule I attached hereto, no agreement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any other matter and (iv) except as set forth on Schedule I attached hereto, simultaneously herewith all of the Other Holders are also entering into agreements identical to this Agreement (the “Other Exchange Agreements”).

20. Independent Obligations. The obligations of the Holder hereunder are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any of the Other Exchange Agreements or any other similar agreement. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder or any of the Other Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any other similar agreement. The decision of the Holder to enter into this Agreement has been made by the Holder independently of any Other Holder. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any Other Holder enters into an agreement with the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested by the Holder.

21. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Shares to the Holder in accordance with Section 1(b) hereof, then, at the election of the Holder delivered in writing to the Company at any time after the third (3rd) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Holder’s Securities shall automatically be reinstated as if this Agreement never existed.

[signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

ALAMO ENERGY CORP.

By:
Name: ______________
Title: ______________

HOLDER:

______________________________

By: ___________________
Its: ___________________

By: ___________________
Its: ___________________

Schedule I

None, other than:

Under its separate Exchange Agreement, the principal amount of _______________’s Debenture is $________________, accrued and unpaid interest under its Debenture is $______________, the aggregate number of shares of Common Stock issuable upon exercise of its Warrants is ______________ and it shall be issued ______________ shares of Common Stock in exchange for its Debenture and Warrants.

Under its separate Exchange Agreement, the principal amount of _______________’s Debenture is $________________, accrued and unpaid interest under its Debenture is $______________, the aggregate number of shares of Common Stock issuable upon exercise of its Warrants is ______________ and it shall be issued ______________ shares of Common Stock in exchange for its Debenture and Warrants.

Under its separate Exchange Agreement, the principal amount of _______________’s Debenture is $________________, accrued and unpaid interest under its Debenture is $______________, the aggregate number of shares of Common Stock issuable upon exercise of its Warrants is ______________ and it shall be issued ______________ shares of Common Stock in exchange for its Debenture and Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.

Under its separate Exchange Agreement, the aggregate number of shares of Common Stock issuable upon exercise of _______________’s Warrants is _______________ and it shall be issued _______________ shares of Common Stock in exchange for its Warrants.